                            ASSET PURCHASE AGREEMENT


                                 by and between


                        LYNDON PROPERTY INSURANCE COMPANY


                                       and


                         ACCEL INTERNATIONAL CORPORATION


                                       and


                     ACCELERATION NATIONAL INSURANCE COMPANY




                          Dated: As of October 20, 1997

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 20th day of October, 1997, by and between LYNDON PROPERTY INSURANCE COMPANY, a Missouri corporation, with offices at 645 Maryville Centre Drive, St. Louis, Missouri 63141 ("Lyndon") and ACCEL INTERNATIONAL CORPORATION, a Delaware corporation ("Accel"), with its executive offices at 12603 S.W. Freeway, Suite 315, P.O. Box 1949, Stafford, Texas 77497-1949, and ACCELERATION NATIONAL INSURANCE COMPANY ("ANIC"), an Ohio corporation, with offices at 475 Metro Place North, Suite 100, Dublin, Ohio 43017-0701.

                                  R E C I T A L

                  WHEREAS, Lyndon is desirous of purchasing and ANIC is desirous of selling certain of ANIC's assets comprising all of ANIC's warranty book of business upon the terms and conditions hereinafter set forth; and

                  WHEREAS, contemporaneously with the closing of the transactions contemplated by this Agreement, Lyndon and ANIC shall enter into two reinsurance agreements, substantially in the forms attached hereto as Exhibits A-1 and A-2 (the "Reinsurance Agreements") respecting the transfer of the loss reserves portfolio and the transfer of unearned premium reserves and new business losses, respectively; and

                  WHEREAS, Accel is the owner of all of the issued and outstanding shares of capital stock of ANIC;

                  NOW, THEREFORE, Lyndon, Accel and ANIC hereby agree as follows:

                                    ARTICLE I

                                ASSETS BEING SOLD

                  1.1 Assets Being Sold. ANIC hereby agrees to sell, convey, transfer, assign and deliver to Lyndon or an entity designated by Lyndon and Lyndon hereby agrees to purchase (or cause its designee to purchase) from ANIC the following assets comprising ANIC's warranty (extended service contracts) book of business (collectively, the "Acquired Assets"):

                           (a) All of ANIC's rights to and interest in the
                  expirations and renewals on all insurance policies in force as of the close of business on the closing date as determined under Article IV hereof (the "Closing Date") issued and insured by ANIC covering extended service contract warranties, including, but not limited to, automobiles, boats, motorcycles, and recreational vehicles during the covered periods, including all rights to complete processing and to bill and/or receive premiums, commissions or other revenues whether as additional, contingent or bonus commissions or otherwise with respect thereto (the "Acquired Policies"), subject to all of the related obligations under the Acquired Policies other than ANIC's obligations as the issuer and insurer thereof, but excluding the Fuller-Stolle book of business (and the reserves related thereto);

                           (b) all expiration files, customer account records
                  and underwriting, claims and processing manuals relating to the Acquired Policies;

                           (c) all rights, subject to the related obligations,
                  under the contracts and commitments, whether written or oral, relating to the Acquired Assets, all of which contracts and commitments are listed on Schedule 1.1(c);

                           (d) all rights to and interest in, subject to the
                  related obligations with respect to, all computer hardware and software listed on Schedule 1.1(d);

                           (e) all furniture, fixtures and equipment listed on
                  Schedule 1.1(e);

                  and

                           (f) copies of all policy forms, rate filings related
                  to such policy forms, and all other regulatory filings relating to the Acquired Policies.


                  1.2 Assets Excluded from Sale. Only the Acquired Assets as described in Section 1.1 are being sold and purchased pursuant to this Agreement.

                  1.3 No Liabilities Assumed. Except to the extent set forth in the Reinsurance Agreements, Lyndon shall not be liable for any debt, obligation or liability of ANIC of any kind whatsoever, relating to the Acquired Assets, whether known or unknown, absolute or contingent, unless expressly assumed by Lyndon under the Reinsurance Agreements, including, but not limited to:

                           (a) any local, state or federal income, excise,
                  property, sales, franchise or payroll tax liability of ANIC incurred prior to the Closing Date or incurred in respect of events occurring prior to the Closing Date;

                           (b) any claims, causes of action or obligations,
                  wherever asserted, that relate to or are in any way connected with the employment or claimed employment of any person by ANIC arising from events occurring on or before the Closing Date, or relating to services rendered to or for the benefit of ANIC by any employee or agent of ANIC through the Closing Date, including without limitation any attorneys' fees and collection agency fees for in-force or expired claims or any person otherwise employed or engaged in ANIC's operation of its warranty book of business;

                           (c) any severance pay claim by any employee of ANIC
                  arising under any severance pay plan, agreement or program of ANIC, or otherwise, by reason of the consummation of the transactions contemplated hereby;

                           (d) any pension, health, welfare or similar liability
                  to or on account of employees or former employees of ANIC for any periods of employment on or prior to the Closing Date; and

                           (e) any liability for errors or omissions of ANIC
                  prior to the Closing Date.

                  1.4 Purchase Price. The purchase price payable by Lyndon in full consideration for the Acquired Assets shall be Ten Million Three Hundred Thousand ($10,300,000), payable on the Closing Date by wire transfer or by certified or official bank check payable to the order of ANIC, as directed by Accel.

                                   ARTICLE II

                               REPRESENTATIONS AND
                          WARRANTIES OF ACCEL AND ANIC

                  Accel and ANIC jointly and severally represent and warrant to Lyndon that:

                  2.1 Organization. ANIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full power and authority to own its properties and carry on its business as now being conducted. ANIC is duly qualified to do business as a foreign corporation in all jurisdictions where the failure to qualify would have a material adverse effect on any of the Acquired Assets.

                  2.2 Authorization. The execution and delivery of this Agreement by Accel and ANIC and the consummation of the transactions contemplated hereby have been authorized and approved by all requisite corporate action of each of Accel and ANIC and this Agreement and all instruments being delivered by each of Accel and ANIC hereunder represent legal, valid and binding obligations of each of Accel and ANIC enforceable against each of Accel and ANIC in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of insurance companies, rights of creditors generally, or by general principles of equity.

                  2.3 No Consent. No consent, order, license, approval or authorization or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind ("Person"), is required to be obtained or made in connection with the performance by Accel or ANIC of this Agreement or the consummation of the transactions contemplated to be preformed by it hereunder, except for the approval of the Ohio Department of Insurance.

                  2.4 Title to Acquired Assets. ANIC has good and marketable title to the Acquired Assets, free and clear of any adverse claims, mortgages, liens or other burdens or encumbrances, except the related obligations of ANIC with respect to the contracts being assigned, and the instruments of transfer to be executed and delivered by ANIC at Closing will be valid and binding obligations of ANIC and will be sufficient to transfer to Lyndon all right, title and interest of ANIC in and to the Acquired Assets.

                  2.5 No Breach. The consummation of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Code of Regulations of ANIC, (ii) violate, conflict with or result in a material breach or the termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any material contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation relating to the Acquired Assets to which ANIC is a party or by which ANIC or any of the Acquired Assets are bound or affected; (iii) result in the creation of any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation (collectively, "Liens") upon any of the Acquired Assets pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, ANIC or any of the Acquired Assets in any material respect; (v) constitute a violation by ANIC of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to the Acquired Policies or to any of the Acquired Assets in any material respect; or (vi) violate any Permit (as defined in Section 2.7) in any material respect.

                  2.6 Compliance with Laws. ANIC is not in violation of any applicable law, rule or regulation, the violation of which could materially and adversely affect the Acquired Assets.

                  2.7 Permits. ANIC has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary with respect to ANIC's operation of any of the Acquired Assets (collectively, the "Permits"); all the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no proceeding is pending or, to the knowledge of Accel or ANIC, threatened to revoke, deny or limit any such Permit.

                  2.8 Actions and Proceedings. Except as provided on Schedule 2.8, there are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentality (collectively,

"Actions"), pending or, to the knowledge of Accel or ANIC, threatened against, involving or affecting the Acquired Assets (other than claims arising under the Acquired Policies), whether or not fully or partially covered by insurance, or which would give rise to any right of indemnification by any Person with respect to the Acquired Assets, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting the Acquired Assets. None of the Actions listed on Schedule 2.8, individually or in the aggregate, will have a material adverse effect with respect to the Acquired Assets, and there are no circumstances, nor any events which have occurred which Accel or ANIC believes will result in an Action against or affecting the Acquired Assets, other than claims filed under the Acquired Policies in the ordinary course of business.

                  2.9 Employee Relations. An accurate listing of all of the employees engaged in the operation of ANIC's warranty book of business, together with their respective compensation and accrued vacation time, has previously been delivered by ANIC to Lyndon, all of which employees are employed under oral contracts terminable at will. ANIC has not at any time during the last five years had, nor to the knowledge of Accel and ANIC is there now threatened, a strike, picket, work stoppage, work slowdown, or other material labor dispute, and Accel and ANIC have no knowledge of the threatened resignation of any employee engaged in conducting or operating ANIC's warranty book of business.

                  2.10 No Brokers. Neither Accel nor ANIC has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which Lyndon may be responsible.

             2.11 Assets Necessary to Conduct Business. In Accel and ANIC's best judgment, neither Accel or ANIC has any reason to believe that following consummation of the transactions contemplated by this Agreement and the concurrent consummation of the transactions contemplated by the Stock Acquisition Agreement of even date herewith between Lyndon Insurance Group, Inc., Lyndon Life Insurance Company and Accel (the "Stock Acquisition Agreement"), the Acquired Assets, together with the assets then owned by the Target Corporations (as defined in the Stock Acquisition Agreement) will not constitute all material assets and properties (other than employees) necessary for Lyndon to conduct, consistent with prior practices, the warranty book of business conducted by ANIC prior to consummation of this Agreement, and also, all the material assets necessary for ANIC, Dublin and ANSC to conduct their respective businesses, consistent with prior practices.

             2.12 Policies of Insurance. Accel and ANIC have no reason to believe that the Acquired Policies will be terminated before their stated expiration dates, except in the ordinary course, consistent with prior practices, or will not be renewed in the ordinary course upon their expiration, consistent with prior practices.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF LYNDON

                  Lyndon represents and warrants to Accel and ANIC that:

                  3.1 Organization. Lyndon is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri with full power and authority to own, lease and operate its properties and to carry on its business as now conducted.

                  3.2 Authority. The execution and delivery of this Agreement by Lyndon and the consummation of the transactions contemplated hereby have been authorized and approved by all requisite corporate action and this Agreement and all instruments being delivered by Lyndon hereunder represent the legal, valid and binding agreements of Lyndon enforceable against it in accordance with their respect terms.

                  3.3 No Breach. The authorization, execution, delivery and performance of this Agreement by Lyndon will not violate any provision of its certificate of incorporation or by-laws or any agreement to which it is a party.


                                   ARTICLE IV

                                   DELIVERIES

                  4.1 Closing. The Closing shall take place effective as of December 31, 1997, as long as the Ohio Department of Insurance has approved the transactions contemplated by this Agreement, at such time and place as shall be agreed upon between the parties. The Closing shall occur concurrently with, and shall be conditional upon, the closing of the transactions contemplated by the Stock Acquisition Agreement.

                  4.2 Deliveries to Buyer at Closing. At the Closing, ANIC shall deliver to Lyndon:

                           (a) A warranty bill of sale conveying, assigning and
                  transferring to Lyndon the Acquired Assets, executed by ANIC.

                           (b) A copy of the consent of the Ohio Department of
                  Insurance with respect to the Reinsurance Agreements or evidence of the expiration of the applicable deemer period.

                           (c) An executed copy of each Reinsurance Agreement.

                           (d) An officer's certificate executed by the
                  President of Accel and the Chief Financial Officer of ANIC certifying that the representations and warranties contained in Article II are true and correct in all material respects on the Closing Date as if made on such date.

                           (e) A list of the Acquired Policies on a computer
                  disk containing the same.


                  4.3 Deliveries by Lyndon at Closing. At the Closing, Lyndon shall deliver the following to ANIC:

                           (a) The sum of $10,300,000 by wire transfer of
                  federal funds or certified or official bank check payable to the order of ANIC.

                           (b) An executed copy of each Reinsurance Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 Restrictive Covenant. In order to insure to Lyndon the benefits of its purchase of the Acquired Assets, including the goodwill of the Acquired Assets, Accel and ANIC each hereby agree that through the third anniversary of the Closing Date, Accel and ANIC each will not, without the prior written consent of Lyndon, directly or indirectly, sell, underwrite, place or write warranty insurance policies or solicit, accept or place for itself and/or any other entity, any warranty insurance business from existing customers of ANIC, provided, however, that nothing herein shall prohibit Accel and ANIC from owning not more than 1% of the stock or other securities of any such corporation, which securities are publicly traded over-the-counter or on a national securities exchange, provided neither Accel nor ANIC directly or indirectly renders any services or engage in any activities of any kind for or on behalf of the issuer of such securities or any affiliate thereof. Lyndon may proceed against both Accel and ANIC for breach of this covenant by injunction in addition to any other claim for relief Lyndon may have in law or in equity.

                  5.2 Use of Name and Forms. ANIC hereby grants Lyndon full right and authority to utilize ANIC's forms and to place contractual liability insurance policies in connection with extended service contracts in the name of ANIC in each of the states in which ANIC is currently licensed to do business for a maximum period of eighteen (18) months from the Closing Date ("New Business"). All New Business written by Lyndon utilizing ANIC's forms or issued in ANIC's name shall be automatically reinsured by Lyndon under the Reinsurance Agreements, and Lyndon shall indemnify ANIC and hold ANIC harmless from and against all liability, however arising, under the New Business written by Lyndon on ANIC's forms or issued in ANIC's name and Lyndon shall retain all premiums related thereto, except as provided by the applicable Reinsurance Agreement. ANIC will assist Lyndon in the filing of policy forms, rates and other regulatory matters, as reasonably requested by Lyndon.

                  5.3 Ordinary Course. During the period from the date of this Agreement and continuing until the Closing Date, ANIC shall carry on its warranty insurance business in the usual, regular and ordinary course consistent with prior practices, including, without limitation, the continued writing of warranty insurance policies, the collection of premiums therefor, and the continued payment of claims for losses on outstanding warranty insurance policies.

                  5.4 Post-Closing Litigation Assistance. ANIC will provide Lyndon with reasonable assistance in litigating claims arising under any Acquired Policies after the Closing. Such assistance may consist of, without limitation, access to ANIC's books and records and/or personnel. Lyndon shall provide reasonable compensation to ANIC if any ANIC personnel are required to give depositions or testify in court in relation thereto.

                  5.5 Cost Guard Service Contract System. Accel will cause ANIC to complete the following tasks, at ANIC's expense, for the Cost Guard Service Contract System: (i) the resolution of all "Year 2000" issues, (ii) system clean up, (iii) construction of a redesigned rate system module and a laser check system module and (iv) an on-line claims update. Such work shall be completed prior to May 1, 1998. Any costs incurred by Lyndon in causing such work to be completed after May 1, 1998 shall be reimbursed by

Accel within fifteen (15) days of Lyndon's invoice therefor, and shall not be limited by the "indemnity basket" described in Section 7.1.

                  5.6 Stop-Loss Reinsurance. Accel will cause ANIC to maintain in force ANIC's current stop-loss reinsurance program, at Lyndon's expense, until otherwise advised by Lyndon.

                  5.7 Tax Matters. The parties are in agreement that the Assets do not constitute a "trade or business" within the meaning of Internal Revenue Code Section 1060. Nevertheless, the parties acknowledge the possibility that the Internal Revenue Service may take a contrary position and require Lyndon and Accel to prepare and file a Form 8594 with the IRS. In such event, the parties agree that they will cooperate in determining the allocation of the Purchase Price to the various acquired Assets and will utilize such agreed-upon asset values in filing their respective federal tax returns.


                                   ARTICLE VI

                                    SURVIVAL

                  6.1 Survival. All representations and warranties made in this Agreement and in any schedule, certificate or instrument delivered in connection with the Agreement, shall survive the delivery of this Agreement for a period of two years after the date hereof, except, however, that (i) claims based on fraud or willful misrepresentation may be asserted at any time within one year after the party learns of such fraud or willful misrepresentation and (ii) any representation or warranty in respect of which indemnity may be sought under
Article VII that would otherwise terminate two years after the date hereof shall survive the second anniversary of the date hereof if notice, given in good faith, of the specific inaccuracy or breach thereof giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought prior to the second anniversary of the date hereof.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.1      Indemnification.

                           (a) Accel and ANIC each hereby agree to indemnify
defend and hold harmless Lyndon, its officers, directors, employees and agents from and against all losses, fines, civil penalties, judgments, claims, damages, liabilities or expenses (including reasonable attorneys' fees) of every kind imposed upon, incurred or paid by Lyndon by reason of the breach by Accel or ANIC of any representation and warranty made by Accel or ANIC in this Agreement or, except as otherwise provided in the Reinsurance Agreements, any losses under the Acquired Policies, in excess of $100,000 in the aggregate (including any such damages incurred by Lyndon under the Stock Acquisition Agreement); provided, however, that notwithstanding any provision of this Agreement to the contrary, the aggregate indemnification obligations and liability of Accel and ANIC under this Section 7.1 and under Section 11.1(a)(i) of the Stock Acquisition Agreement shall in no event exceed $8 million, and Accel and ANIC shall have no obligation whatsoever to further indemnify Lyndon, its affiliates or any other Person after and in the event that Accel and ANIC on a combined basis have paid a total of $8 million to Lyndon or any other Person pursuant to this Section 7.1 and/or Section 11.1(a)(i) of the Stock Acquisition Agreement.

                           (b) Lyndon hereby agrees to indemnify, defend and
hold harmless Accel and ANIC from and against all losses, fines, civil penalties, judgments, claims, damages, liabilities or expenses (including reasonable attorneys' fees) of every kind imposed upon, incurred or paid by Accel and ANIC by reason of (i) the breach by Lyndon of any representation and warranty made by it in this Agreement or (ii) any claims made against ANIC relating to the Acquired Policies or the New Business other than for losses under the Acquired Policies (except as otherwise provided in the Reinsurance Agreements) or arising out of or relating in any way to the conduct of the warranty book of business being acquired by Lyndon on and after the Closing Date hereof; provided, however, that the aggregate indemnification obligations and liability of Lyndon to Accel for damages under this Section 7.1 and under
Section 11.1(b) of the Stock Acquisition Agreement shall in no event exceed $8 million.

                           (c) Each party hereto shall promptly notify the other
party in writing of any claim made on such party by any third party in respect of a liability, obligation or other matter which is the subject of the foregoing indemnity agreement, and the party obligated hereunder to indemnify the party giving such notice shall have, at its election, the right to compromise or defend any such claim through counsel of its choosing.

                           (d) Claims for indemnification under this Article VII
(other than with respect to a breach of the representations or warranties contained in Section 2.4) must be asserted prior to the second anniversary of the date hereof, except as otherwise provided in clauses (i) and (ii) of Section 6.1.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a writing signed by Lyndon, Accel and ANIC.

                  8.2 Waiver of Compliance. Any failure of Lyndon or Accel or ANIC to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by (i) Lyndon in the case of any failure of ANIC or Accel (ii) Accel, in the case of any failure of Lyndon. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

                  8.3 Expenses. Each party will pay its own expenses incurred in connection with this Agreement or any auction contemplated by this Agreement. The foregoing shall not be construed as limiting any other rights which any party may have as a result of misrepresentation of or breach by any other party.

                  8.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified or registered mail (return receipt requested), postage prepaid, or when delivered by fax (evidenced by confirmation of successful transmission), as follows:

                                    A.      If to Lyndon:

                                            Lyndon Property Insurance Company
                                            645 Maryville Centre
                                            St. Louis, Missouri  63141
                                            Fax # (314) 275-5255
                                            Attn:  Roland G. Anderson, President

                                    With a copy to:

                                            Epstein Becker & Green, P.C.
                                            250 Park Avenue
                                            New York, New York 10177-0077
                                            Fax # (212) 661-0989
                                            Attn: Sidney Todres, Esq.

or to such other person or place as Lyndon shall designate by notice in manner provided in this Section 8.4;

                                    B.      If to Accel and ANIC:

                                            Accel International Corporation
                                            12603 SW Freeway, Suite 315
                                            P.O. Box 1949
                                            Stafford, Texas  77477-1949
                                            Attn:  Thomas H. Friedberg

                                    With a  copies to:

                                            Accel International Corporation
                                            475 Metro Place North
                                            Dublin, Ohio  43017
                                            Fax # (614) 764-7198
                                            Attn:  Nicholas Z. Alexander, Esq.

                                            and

                                            Squire, Sanders & Dempsey, LLP
                                            1300 Huntington Center
                                            31 South High Street
                                            Fax # (614) 365-2499
                                            Attn: Fred A. Summer, Esq.

or to such other person as Accel or ANIC shall designate by notice in the manner provided in this Section 8.4.

                  8.5 Assignment. This Agreement shall be binding upon and inure to the benefit of Lyndon, Accel and ANIC and their respective successors and assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by Lyndon or Accel or ANIC without the prior written consent of the other parties.

                  8.6 Third Parties. This Agreement is not intended to and shall not be construed to give any person other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                  8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                  8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  8.9 Headings. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

                  8.10 Entire Agreement. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.

                  8.11 Further Assurances. Accel and ANIC each agree to execute and deliver such documents, instruments or certificates as Lyndon may reasonably request from time to time in order to vest in Lyndon title to the Acquired Assets.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.



                                       LYNDON PROPERTY INSURANCE COMPANY




                                       By:
                                          ______________________________________
                                            Peter H. Foley, Authorized Signatory



                                       ACCEL INTERNATIONAL CORPORATION




                                       By:
                                          ______________________________________
                                            Thomas H. Friedberg, President



                                       ACCELERATION NATIONAL
                                       INSURANCE COMPANY




                                       By:
                                          ______________________________________